Exhibit 99.1
Oasis Midstream Partners LP Announces Year Ended December 31, 2019 Earnings

Houston, Texas — February 25, 2020 — Oasis Midstream Partners LP (Nasdaq: OMP) (the “Partnership” or “OMP”) today announced financial results for the quarter and year ended December 31, 2019 and updated its 2020 outlook.

2019 Highlights:
•Net income was $63.5 million(1) and net cash from operating activities was $77.0 million(1) in 4Q19.
•4Q19 Adjusted EBITDA was $77.7 million(1) and net Adjusted EBITDA to the Partnership was $49.4 million. Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below.
•Distributable Cash Flow (“DCF”) was $43.2 million in 4Q19, resulting in distribution coverage of 2.2x. DCF is a non-GAAP financial measure.
•Exceeded the high-end of 4Q19 volumes guidance ranges across most commodity streams.
•Capital expenditures net to OMP were $198.6 million in 2019(2).
•OMP began executing services to Oasis Petroleum and third parties in the Delaware Basin effective November 1, 2019. Concurrent with the assignment, OMP reimbursed Oasis Petroleum approximately $24.9 million and assumed approximately $10.0 million of liabilities incurred by Oasis Petroleum prior to the effective date.

(1) Recast for assignment of Delaware Basin assets to Panther DevCo LLC (“Panther DevCo”) for the transfer of net assets between entities under common control in accordance with GAAP.
(2) Excludes $9.4 million of capital expenditures incurred in 2018 which were reimbursed to Oasis Petroleum in 4Q19 as part of the assignment of Delaware Basin assets to Panther DevCo. Delaware Basin capital expenditures incurred in 2018 were recast to the 2018 consolidated financial statements in accordance with GAAP.

“Fourth quarter results exceeded expectations for both operating and financial performance,” said Taylor Reid, Chief Executive Officer of OMP. “It’s been over a year since we commissioned our second gas plant at the Wild Basin complex and progress has been substantial. The gas processing complex ran at a high utilization in the fourth quarter and third-party volumes averaged over 30% of throughput. This strong performance along with continued success across water and oil led OMP to exceed EBITDA expectations, as well as coverage expectations. OMP is now operating in both the Williston and Delaware Basins, where we continue to benefit from our relationships with our anchor tenant, Oasis, and numerous third parties across both positions. The team looks forward to capitalizing on the diversified asset base across two top oil plays in the U.S. and across numerous commodity streams, while delivering additional value to our unitholders.”

2020 Capital Spending and Outlook:
The following table depicts our full-year 2020 guidance for capital expenditures (“CapEx”):

		2020 CapEx
DevCo	OMP Ownership	Gross	Net

		(In millions)
Bighorn DevCo	100%	$7 – 9	$7 – 9
Bobcat DevCo	35.3%	62 – 66	22 – 24
Beartooth DevCo	70%	7 – 9	5 – 6
Total Williston CapEx		76 – 84	34 – 39
Panther DevCo	100%	34 – 36	34 – 36
Total CapEx		$110 – 120	$68 – 75

2020 highlights include:
•Adjusted EBITDA attributable to OMP of approximately $175 million – $186 million in 2020. OMP has not included incremental third party volumes above and beyond what is contracted in its Adjusted EBITDA estimates, and the Partnership continues to believe its strong pipeline of new opportunities will yield upside to its current plans.
•1Q20 volumes are expected to step down due to lower activity from Oasis Petroleum during 4Q19. Volumes exiting 1Q20 are expected to increase as Oasis Petroleum volumes increase throughout the year.
•Expect 1Q20 limited partner distribution coverage of 1.6x – 1.7x, inclusive of distribution per limited partner unit growth of approximately 5% over 4Q19.

•Maintenance CapEx of approximately 6% to 8% of Adjusted EBITDA, which is included in the total CapEx estimate.
•Cash Interest of approximately $18 million – $20 million in 2020.

Throughput Volumes:

The following table shows gross volumes for 4Q19 compared to guidance, as well as volumes guidance for 1Q20 and full-year 2020.

	Metric	4Q19 Actual	4Q19 Guidance	1Q20 Guidance	FY20 Guidance
Bighorn DevCo
Crude oil service volumes	Mbopd	47.5	39 – 44	40 – 44	43 – 47
Natural gas service volumes	MMscfpd	254.9	240 – 250	225 – 230	240 – 245
Bobcat DevCo
Crude oil service volumes	Mbopd	36.1	34 – 36	31 – 33	36 – 38
Natural gas service volumes	MMscfpd	302.1	280 – 295	250 – 260	275 – 285
Water service volumes	Mbwpd	55.4	48 – 50	51 – 54	49 – 52
Beartooth DevCo
Water service volumes	Mbwpd	125.4	120 – 140	120 – 130	100 – 110

Operational and Financial Update
Select financial statistics are presented in the following table for the periods presented:

		Three Months Ended December 31, 2019		Year Ended December 31, 2019
	OMP Ownership(1)	Gross	Net	Gross	Net

		(In millions)
Bighorn DevCo
Operating income	100%	$21.8	$21.8	$62.7	$62.7
Depreciation and amortization	100%	3.2	3.2	13.0	13.0
Bobcat DevCo
Operating income	35.3%	$31.2	$10.8	$110.6	$34.4
Depreciation and amortization	35.3%	3.5	1.2	13.2	4.1
Beartooth DevCo
Operating income	70%	$14.1	$9.8	$56.6	$39.6
Depreciation and amortization	70%	2.4	1.7	9.4	6.6
Panther DevCo
Operating income	100%	$1.3	$1.3	$5.8	$5.8
Depreciation and amortization	100%	0.3	0.3	0.7	0.7
Total OMP
DevCo operating income		$68.3	$43.7	$235.6	$138.0
Public company expenses		0.3	0.3	2.9	2.9
OMP operating income		68.1	43.5	232.8	135.1
___________________
(1) OMP ownership interest as of December 31, 2019.

Liquidity and Capital Expenditures
As of December 31, 2019, OMP had cash and cash equivalents of $4.2 million and $458.5 million of borrowings outstanding under its revolving credit facility with an unused borrowing capacity of $114.8 million. OMP has the flexibility to expand the aggregate commitment amount under its revolving credit facility from $575.0 million to $775.0 million, subject to certain conditions.

The following tables depict the Partnership’s CapEx for the periods presented:

	1Q 2019 - 3Q 2019		4Q 2019		Year Ended December 31, 2019

	(In millions)
Capital expenditures	Gross	Net	Gross	Net	Gross	Net
Maintenance CapEx	$14.3	$6.6	$3.3	$1.8	$17.6	$8.4
Expansion CapEx	162.0	156.9	32.4	32.4	194.4	189.3
Capitalized interest	0.6	0.6	0.3	0.3	0.9	0.9
Total(1)	$176.9	$164.1	$36.0	$34.5	$212.9	$198.6
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(1) Retrospectively adjusted for transfer of net assets between entities under common control in accordance with GAAP. Excludes $9.4 million of capital expenditures incurred in 2018 which were reimbursed to Oasis Petroleum in 4Q19 as part of the assignment of Delaware Basin assets to Panther DevCo. Delaware Basin capital expenditures incurred in 2018 were recast to the 2018 consolidated financial statements in accordance with GAAP.

		Year Ended December 31, 2019

		(In millions)
DevCo	OMP Ownership	Gross	Net
Bighorn DevCo	100%	$17.9	$17.9
Bobcat DevCo	35.3%	134.5	126.1
Beartooth DevCo	70%	19.6	13.7
Panther DevCo(1)	100%	40.0	40.0
OMP Operating(2)	100%	0.9	0.9
Total		$212.9	$198.6
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(1) Retrospectively adjusted for transfer of net assets between entities under common control in accordance with GAAP. Excludes $9.4 million of capital expenditures incurred in 2018 which were reimbursed to Oasis Petroleum in 4Q19 as part of the assignment of Delaware Basin assets to Panther DevCo. Delaware Basin capital expenditures incurred in 2018 were recast to the 2018 consolidated financial statements in accordance with GAAP.
(2) Amounts represent capitalized interest related to borrowings under the OMP revolving credit facility.

Quarterly Distribution
On January 30, 2020, the Board of Directors of the General Partner declared the quarterly distribution for 4Q19 of $0.54 per unit. In addition, the General Partner will receive a cash distribution of $1.0 million attributable to its incentive distribution rights related to earnings for 4Q19. These distributions will be paid on February 27, 2020 to unitholders of record as of February 13, 2020.

Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership’s distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast and call:

Date:	Wednesday, February 26, 2020
Time:	11:30 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1777/32924
Website:	www.oasismidstream.com
Sell-side analysts with a question may use the following dial-in:

Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	7445441
A recording of the conference call will be available beginning at 1:30 p.m. Central Time on the day of the call and will be available until Wednesday, March 4, 2020 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10138756
The conference call will also be available for replay for approximately 30 days at www.oasismidstream.com.
Contact:
Oasis Midstream Partners LP
Bob Bakanauskas, (281) 404-9600
Director, Investor Relations
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Partnership, including the Partnership’s capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Partnership based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the Partnership’s ability to integrate acquisitions into its existing business, changes in crude oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in the estimates of proved reserves and forecasted production results of the Partnership’s customers, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Partnership’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Partnership’s business and other important factors. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership’s actual results and plans could differ materially from those expressed in any forward-looking statements.
Any forward-looking statement speaks only as of the date on which such statement is made and the Partnership undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

About Oasis Midstream Partners LP

Oasis Midstream Partners LP is a growth-oriented, fee-based master limited partnership formed by its sponsor, Oasis Petroleum Inc. to own, develop, operate and acquire a diversified portfolio of midstream assets in North America that are integral to the crude oil and natural gas operations of Oasis Petroleum Inc. and are strategically positioned to capture volumes from other producers. For more information, please visit the Partnership’s website at www.oasismidstream.com.

OASIS MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2019	2018(1)

	(In thousands)
ASSETS
Current assets
Cash and cash equivalents	$4,168	$6,649
Accounts receivable	5,969	2,481
Accounts receivable – Oasis Petroleum	77,571	81,022
Prepaid expenses	1,923	1,418
Other current assets	138	22
Total current assets	89,769	91,592
Property, plant and equipment	1,155,503	942,578
Less: accumulated depreciation and amortization	(98,982)	(62,730)
Total property, plant and equipment, net	1,056,521	879,848
Operating lease right-of-use assets	5,207	—
Other assets	3,172	2,452
Total assets	$1,154,669	$973,892
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$2,478	$2,180
Accounts payable – Oasis Petroleum	27,139	33,014
Accrued liabilities	50,210	60,954
Accrued interest payable	508	442
Current operating lease liabilities	3,005	—
Other current liabilities	594	—
Total current liabilities	83,934	96,590
Long-term debt	458,500	318,000
Asset retirement obligations	1,747	1,630
Operating lease liabilities	2,216	—
Other liabilities	3,644	—
Total liabilities	550,041	416,220
Equity
Limited partners
Common units (20,045,196 and 20,029,026 issued and outstanding at December 31, 2019 and December 31, 2018, respectively)	225,339	192,581
Subordinated units (13,750,000 units issued and outstanding at December 31, 2019 and December 31, 2018)	66,005	45,937
General Partner	1,026	112
Total partners’ equity	292,370	238,630
Non-controlling interests	312,258	312,815
Delaware Predecessor	—	6,227
Total equity	604,628	557,672
Total liabilities and equity	$1,154,669	$973,892
___________________
(1) Retrospectively adjusted for transfer of net assets between entities under common control.

OASIS MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019(1)	2018(1)	2019(1)	2018(1)

	(In thousands, except per unit data)
Revenues
Midstream services – Oasis Petroleum	$84,615	$64,804	$317,072	$250,363
Midstream services – third parties	1,739	1,164	6,531	2,604
Product sales – Oasis Petroleum	26,025	6,884	86,543	17,476
Product sales – third parties	7	14	45	3,327
Total revenues	112,386	72,866	410,191	273,770
Operating expenses
Costs of product sales	8,738	1,968	35,826	7,433
Operating and maintenance	19,251	15,473	74,226	63,685
Depreciation and amortization	9,533	8,194	36,358	28,409
General and administrative	6,787	6,401	31,009	23,897
Total operating expenses	44,309	32,036	177,419	123,424
Operating income	68,077	40,830	232,772	150,346
Other income (expense)
Interest expense, net of capitalized interest	(4,627)	(1,877)	(17,538)	(2,580)
Other income (expense)	1	1	(3)	(14)
Total other expense, net	(4,626)	(1,876)	(17,541)	(2,594)
Net income	63,451	38,954	215,231	147,752
Less: Net income attributable to Delaware Predecessor	360	394	4,464	1,343
Less: Net income attributable to non-controlling interests	24,612	23,279	93,111	96,354
Net income attributable to OMP LP	38,479	15,281	117,656	50,055
Less: Net income attributable to General Partner	998	112	2,472	112
Net income attributable to limited partners	$37,481	$15,169	$115,184	$49,943
Earnings per limited partner unit
Common units – basic and diluted	$1.11	$0.54	$3.41	$1.82
Weighted average number of limited partners units outstanding
Common units – basic	20,029	16,740	20,024	14,504
Common units – diluted	20,040	16,751	20,032	14,519
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(1) Retrospectively adjusted for transfer of net assets between entities under common control.

Non-GAAP Financial Measures

Cash Interest

Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines Cash Interest as interest expense plus capitalized interest less amortization of deferred financing costs included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on our debt, excluding non-cash amortization, and our ability to maintain compliance with our debt covenants.

The following table presents a reconciliation of the GAAP financial measure of interest expense, net of capitalized interest, to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2019(1)	2018(1)	2019(1)	2018(1)

	(In thousands)
Interest expense, net of capitalized interest	$4,627	$1,877	$17,538	$2,580
Capitalized interest	272	965	905	4,870
Amortization of deferred financing costs	(287)	(164)	(946)	(525)
Cash Interest	$4,612	$2,678	$17,497	$6,925
Less: Cash Interest attributable to Delaware Predecessor	(160)	(142)	(813)	(237)
Less: Cash Interest attributable to non-controlling interests	(3)	—	(11)	—
Cash Interest attributable to OMP LP	$4,449	$2,536	$16,673	$6,688
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(1) Retrospectively adjusted for transfer of net assets between entities under common control.

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines Adjusted EBITDA as earnings before interest expense (net of capitalized interest), income taxes, depreciation, amortization, equity-based compensation expenses and other similar non-cash adjustments. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of Adjusted EBITDA provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and its ability to generate cash from its business operations without regard to its financing methods or capital structure, coupled with the Partnership’s ability to maintain compliance with its debt covenants. The GAAP measures most directly comparable to Adjusted EBITDA are net income and net cash provided by operating activities.

Distributable Cash Flow (“DCF”)

DCF is a supplemental non-GAAP financial measure that is used by management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Partnership defines DCF as Adjusted EBITDA attributable to the Partnership less Cash Interest attributable to the Partnership and maintenance capital expenditures attributable to the Partnership. Maintenance capital expenditures are cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) made to maintain, over the long term, system operating capacity, operating income or revenue. DCF should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Management believes that the presentation of DCF provides information useful to investors and analysts for assessing the Partnership’s results of operations, financial performance and ability to generate cash from its business operations without regard to its financing methods or capital structure, coupled with the Partnerships ability to make distributions to its unitholders. The GAAP measures most directly comparable to DCF are net income and net cash provided by operating activities.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and DCF for the periods presented:

	Three Months Ended December 31,				Year Ended December 31,
	2019(1)		2018(1)		2019(1)		2018(1)

	(In thousands)
Net income	$63,451		$38,954		$215,231		$147,752
Depreciation and amortization	9,533		8,194		36,358		28,409
Equity-based compensation expenses	75		76		378		356
Interest expense, net of capitalized interest	4,627		1,877		17,538		2,580
Adjusted EBITDA	77,686		49,101		269,505		179,097
Less: Adjusted EBITDA attributable to Delaware Predecessor	613		538		5,510		1,585
Less: Adjusted EBITDA attributable to non-controlling interests	27,657		26,504		105,053		108,754
Adjusted EBITDA attributable to OMP LP	49,416		22,059		158,942		68,758
Cash Interest attributable to OMP LP	4,449		2,536		16,673		6,688
Maintenance capital expenditures attributable to OMP LP	1,752		1,036		8,346		2,747
Distributable Cash Flow attributable to OMP LP	$43,215		$18,487		$133,923		$59,323

Net cash provided by operating activities	$76,961		$48,590		$252,539		$206,344
Interest expense, net of capitalized interest	4,627		1,877		17,538		2,580
Changes in working capital	(3,615)		(2,120)		374		(30,346)
Other non-cash adjustments	(287)		754		(946)		519
Adjusted EBITDA	77,686		49,101		269,505		179,097
Less: Adjusted EBITDA attributable to Delaware Predecessor	613		538		5,510		1,585
Less: Adjusted EBITDA attributable to non-controlling interests	27,657		26,504		105,053		108,754
Adjusted EBITDA attributable to OMP LP	49,416		22,059		158,942		68,758
Cash Interest attributable to OMP LP	4,449		2,536		16,673		6,688
Maintenance capital expenditures attributable to OMP LP	1,752		1,036		8,346		2,747
Distributable Cash Flow attributable to OMP LP	$43,215		$18,487		$133,923		$59,323

Distributions Declared
Limited partners	$18,258		$15,208		$68,106		$49,135
General partner	1,027		112		2,472		112
Total distributions	$19,285		$15,320		$70,578		$49,247

DCF coverage ratio	2.2	x	1.2	x	1.9	x	1.2	x
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(1) Retrospectively adjusted for transfer of net assets between entities under common control.